Exhibit 32
CERTIFICATION

Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Report on Form 10-Q for the fiscal quarter ended October 3, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

October 29, 2015	/s/ MICHAEL D. CASEY
Michael D. Casey
Chief Executive Officer

October 29, 2015	/s/ RICHARD F. WESTENBERGER
Richard F. Westenberger
Chief Financial Officer

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Report on Form 10-Q or as a separate disclosure document.